EXHIBIT 23.6

                                [GRAPHIC OMITED]

MANNING ELLITT                        |   11th floor, 1050 West Pender Street,
                                      |   Vancouver, BC, Canada V6E 3S7
CHARTERED ACCOUNTANTS                 |   Phone: 604.714.3600  Fax: 604.714.3669
                                      |   Web: manningelliot.com



May 11, 2004


United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, DC USA  20549


Dear  Sirs  or  Mesdames:

We have read the Item "Changes in and Disagreement with Accounts on Accounting and Financial Disclosure" of Netco Investments Inc.'s Amendment No. 8 to Form SB-2 Registration Statement and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements contained in Amendment No. 8 to Form SB-2 Registration Statement.

/s/  "Manning  Elliott"

MANNING  ELLIOTT
Chartered  Accountants


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